                                  EXHIBIT 4.1

                     RESTATED CERTIFICATE OF INCORPORATION

                            CERTIFICATE OF AMENDMENT
                                       OF
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                QUIKSILVER, INC.


                Quiksilver, Inc. (the "Company"), a corporation organized and existing under the laws of the State of Delaware, does hereby certify that:

                FIRST: The original Certificate of Incorporation of the Company was filed with the Secretary of State of Delaware on October 24, 1986. On April 8, 1996, the Company filed a Restated Certificate of Incorporation. On September 11, 2002, the Company filed a Certificate of Amendment of Restated Certificate of Incorporation. On April 9, 2003, the Company filed a Certificate of Amendment of Restated Certificate of Incorporation.

                SECOND: The Restated Certificate of Incorporation of Quiksilver, Inc. is hereby amended by deleting Article FOURTH and replacing it with the following:

        FOURTH:

                A. The total number of shares of all classes of stock that the Company shall have authority to issue is one hundred ninety million (190,000,000), consisting of:

                        (1) one hundred eighty-five million (185,000,000) shares of Common Stock, with a par value of $0.01 per share; and

                        (2) five million (5,000,000) shares of Preferred Stock, with a par value of $.01 per share.

                B. The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized to fix the number of shares of any series of Preferred Stock and to determine the designation of any such series. The Board of Directors is also authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issuance of shares of that series.

               THIRD: The amendment described above has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by the directors and stockholders of the Company.

               IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment of Restated Certificate of Incorporation to be executed by its Chief Executive Officer and attested by its Secretary this 24th day of March, 2005.

                                        QUIKSILVER, INC.


                                        By: /s/ Robert B. McKnight, Jr.
                                            ------------------------------------
                                            Robert B. McKnight, Jr.
                                            Chief Executive Officer

ATTEST:

/s/ Charles S. Exon
-----------------------------
Charles S. Exon, Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                QUIKSILVER, INC.

            Quiksilver, Inc. (the "Company"), a corporation organized and existing under the laws of the State of Delaware, does hereby certify that:

            FIRST: The original Certificate of Incorporation of the Company was filed with the Secretary of State of Delaware on October 24, 1986. On April 8, 1996, the Company filed a Restated Certificate of Incorporation. On September 11, 2002, the Company filed a Certificate of Amendment of Restated Certificate of Incorporation.

            SECOND: The Restated Certificate of Incorporation of Quiksilver, Inc. is hereby amended by deleting Article FOURTH and replacing it with the following:

      FOURTH:

            A. The total number of shares of all classes of stock that the Company shall have authority to issue is ninety million (90,000,000), consisting of:

                  (1) eighty-five million (85,000,000) shares of Common Stock, with a par value of $0.01 per share; and

                  (2) five million (5,000,000) shares of Preferred Stock, with a par value of $.01 per share.

            B. The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized to fix the number of shares of any series of Preferred Stock and to determine the designation of any such series. The Board of Directors is also authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issuance of shares of that series.

            THIRD: The amendment described above has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by the directors and stockholders of the Company.

            IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment of Restated Certificate of Incorporation to be executed by its Chief Executive Officer and attested by its Secretary this 7th day of April, 2003.

                                               QUIKSILVER, INC.

                                               By: /s/ Robert G. McKnight, Jr.
                                                   -----------------------------
                                                   Robert G. McKnight, Jr.
                                                   Chief Executive Officer

ATTEST:

/s/ Charles S. Exon
---------------------------
Charles S. Exon, Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                QUIKSILVER, INC.

            Quiksilver, Inc. (the "Company"), a corporation organized and existing under the laws of the State of Delaware, does hereby certify that:

            FIRST: The original Certificate of Incorporation of the Company was filed with the Secretary of State of Delaware on October 24, 1986. On April 8, 1996, the Company filed a Restated Certificate of Incorporation.

            SECOND: The Restated Certificate of Incorporation of Quiksilver, Inc. is hereby amended by deleting Article FOURTH and replacing it with the following:

      FOURTH:

            A. The total number of shares of all classes of stock that the Company shall have authority to issue is fifty million (50,000,000), consisting of:

                  (1) forty-five million (45,000,000) shares of Common Stock, with a par value of $0.01 per share; and

                  (2) five million (5,000,000) shares of Preferred Stock, with a par value of $.01 per share.

            B. The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized to fix the number of shares of any series of Preferred Stock and to determine the designation of any such series. The Board of Directors is also authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issuance of shares of that series.

            THIRD: The amendment described above has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by the directors and stockholders of the Company.

            IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment of Restated Certificate of Incorporation to be executed by its Chief Executive Officer and attested by its Secretary this 11th day of September, 2002.

                                              QUIKSILVER, INC.

                                              By: /s/ Robert G. McKnight, Jr.
                                                  -----------------------------
                                                  Robert G. McKnight, Jr.
                                                  Chief Executive Officer

ATTEST:

/s/ Charles S. Exon
-------------------------------
Charles S. Exon, Secretary

                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                QUIKSILVER, INC.

      The undersigned, Robert B. McKnight, Jr. and Randall L. Herrel, Sr., certify that they are the Chief Executive Officer and Secretary, respectively, of Quiksilver, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company"), and do hereby further certify as follows:

      A. The name of the Company is QUIKSILVER, INC.

      B. The original Certificate of Incorporation of the Company was filed in the office of the Delaware Secretary of State on October 24, 1986.

      C. This Restated Certificate of Incorporation has been duly adopted by the Board of Directors and by the Stockholders of the Company in accordance with the applicable provisions of Section 242 and 245 of the General Corporation Law of the State of Delaware.

      D. The text of the Certificate of Incorporation of the Company is hereby amended and restated to read in its entirety as follows:

            FIRST: The name of this corporation is Quiksilver, Inc. (hereinafter referred to as the "Company").

            SECOND: The address of the Company's registered office in the State of Delaware is 1013 Centre Road, Wilmington, New Castle County, Delaware. The name of the Company's registered agent at that address is United States Corporation Company.

            THIRD: The purpose of the Company is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

            FOURTH:

                  A. The total number of shares of all classes of stock that the Company shall have authority to issue is thirty-five million (35,000,000), consisting of:

                        (1) thirty million (30,000,000) shares of Common Stock, with a par value of $.01 per share; and

                        (2) five million (5,000,000) shares of Preferred Stock, with a par value of $.01 per share.

                  B. The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized to fix the number of shares of any series of Preferred Stock and to determine the designation of any such series. The Board of Directors is also authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of

      Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issuance of shares of that series.

            FIFTH: A director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

                        If the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

                        Any repeal or modification of the foregoing provisions of this Article FIFTH by the stockholders of the Company shall not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification.

            SIXTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the bylaws of the Company.

            SEVENTH: Election of directors need not be by written ballot unless the bylaws of the Company shall so provide.

      E. The undersigned further declare under penalty of perjury under the laws of the State of Delaware that this Restated Certificate of Incorporation is the act and deed of the Company and that the facts stated herein are true.

DATED:  April 4, 1996                             QUIKSILVER, INC.

                                                  /s/ Robert B. McKnight, Jr.
                                                  ------------------------------
                                                  Robert B. McKnight, Jr.
                                                  Chief Executive Officer

ATTEST:

/s/ Randall L. Herrel, Sr.
---------------------------------------
Randall L. Herrel, Sr., Secretary

                                       2